FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 PREMIER BANKSHARES CORPORATION
     (Exact name of registrant as specified in its charter)

               Virginia                         54-1377250
     (State of other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

                 29 College Drive, P.O. Box 1199
                 Bluefield, Virginia  24605-1199
            (Address of principal executive offices)

     Premier Bankshares Corporation Retirement Savings Plan
                    (Full title of the plan)

                        James R. Wheeling
                 29 College Drive, P.O. Box 1199
                 Bluefield, Virginia  24605-1199
             (Name and address of agent for service)

                         (703) 322-2242
  (Telephone number, including area code, of agent for service)

                 Calculation of Registration Fee


Title of    Amount to be   Proposed   Proposed     Amount of
securities  registered     maximum    maximum      registration
to be                      offering   aggregate    fee
registered                 price per  offering
                           unit (1)   price

Common       75,000        $18        $1,350,000   $466
Stock Par    shares
Value $2.00


(1) Pursuant to Rule 457(c), the price used in computing the registration fee is based upon the average bid-ask price reported as of January 9, 1995, in the stock's unlisted over-the-counter market.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                             PART I
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.   Plan Information

The information required by this item is contained in or accompanies the Summary Plan Description to be delivered to each participant.



Item 2.   Registrant Information and Employee Plan Annual
          Information.

The required incorporation by reference and written statement are set forth in the material delivered to each participant.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

     1. The Registrant's latest Annual Report on Form 10-K filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "Act").

     2.   All other reports filed or to be filed pursuant to
          Section 15(d) of the Act since the end of the fiscal year covered by the Annual Report referred to above.

     3. The description of the Registrant's common stock contained in its Form 10 filed pursuant to the Act.

     4. The Plan's latest Annual Report on Form 11-K filed pursuant to Section 15(d) of the Act.

All documents subsequently filed under the Act prior to the filing of a post-effective amendment indicating that all securities registered hereby have been sold, or deregistering any unsold securities, are deemed incorporated herein by reference from and as of the filing dates thereof.

Item 4.   Not Applicable.

Item 5.   Not Applicable.

Item 6.   Indemnification of Directors and Officers.

Article VI of the Articles of Incorporation of the Registrant requires indemnification of directors, officers and employees to the fullest extent permitted by the Virginia Stock Corporation Act, as amended from time to time. Such indemnity applies to liability incurred by reason of having been a director or officer of the Registrant, and includes all costs and expenses actually incurred by such person in the proceeding. Indemnification does not extend to amounts paid by such person to the Registrant pursuant to settlement or in satisfaction of a judgment arising out of litigation brought by or in the right of Registrant, nor in a case in which the person has been adjudged liable by reason of gross negligence, wilful misconduct or criminal conduct in the performance of his duties. Reasonable costs or expenses may be advanced on behalf of such person subject to certain conditions, including a written agreement to repay all advances in the event it is ultimately determined that such person is not entitled to indemnification. The Registrant is permitted to obtain insurance to indemnify such persons to the extent allowable, and has done so.


Item 8.   Exhibits.

     (4) Instruments Defining the Rights of Security Holders (not applicable)
     (5)  (a)  Opinion of Counsel Re: Legality (not applicable)
          (b)  Opinion of Counsel Re: ERISA Compliance:

          The Registrant undertakes to submit the plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and will make all changes required by the IRS in order to qualify the plan.

     (15) Letter Re: Unaudited Interim Financial Information (not applicable)
     (23) Consents of Experts and Counsel
     (24) Power of Attorney (set forth preceding signatures)
     (27) Financial Data Schedule (not applicable)
     (28) Information from Reports Furnished Regulatory Authorities (not applicable)
     (99) Additional Exhibits (not applicable)

Item 9.   Undertakings

     a.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
               Statement:

               Provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                        Power of Attorney

Each person whose signature appears below hereby authorizes Eugene
E. Derryberry or Henry L. Adkins, Jr. to execute in the name of such person, and to file any amendment to this Registration Statement making such changes therein as the Registrant deems appropriate, and appoints such person named above as Attorney-in-Fact to sign in his behalf individually and in each capacity stated below and file all amendments to this Registration Statement.

                           Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tazewell, Virginia on January 11, 1995.

                              PREMIER BANKSHARES CORPORATION


                              By:/s/ James R. Wheeling
                                 President and Chief Executive
                                 Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature
                    Title                              Date
/s/ James R. Wheeling   President and Chief Executive
James R. Wheeling       Officer; Director

/s/ Ellen Simpson      Secretary and Controller
Ellen Simpson          (Chief Accounting Officer)

/s/ J. Robert Buchanan Vice President and Treasurer
J. Robert Buchanan    (Chief Financial Officer)

/s/ N. Stanley King, Sr.Chairman of the Board of
N. Stanley King, Sr.   Directors

/s/ Claude H. VanDyke  Vice Chairman of the Board of
Claude H. VanDyke      Directors

/s/Jack P. Chambers   Director
Jack P. Chambers

/s/James E. Childress
    Director
James E. Childress

                          Director
John W. Gillespie

/s/Harris Hart, II
       Director
Harris Hart, II

/s/Charles C. Henley      Director
Charles C. Henley

                          Director

Miles L. Hillman

                          Director
Robert C. James

                          Director
John A. Johnston

                          Director

Larry H. Sykes

/s/George R. Smith, Jr.   Director
George R. Smith, Jr.


                          Director
Gene H. James

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tazewell, State of Virginia, on January 11, 1995.


                              PREMIER BANKSHARES CORPORATION
                              RETIREMENT SAVINGS PLAN

                              By:  Premier Bank, N.A., Trustee


                              By:/s/ William F. King
                                 William F. King, Vice President

                          EXHIBIT INDEX



(23) Consent of Accountant